UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 21, 2005

Sigma Designs, Inc.
(Exact name of registrant as specified in its charter)

California	000-15116	94-2848099
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1221 California Circle
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 262-9003
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

On July 21, 2005, Cisco Systems, Inc. ("Cisco") entered into a Share Purchase Agreement (the "Purchase Agreement") with KiSS Technology A/S, a privately held Danish corporation ("KiSS") and certain holders of KiSS securities, including Sigma Designs, Inc. (the "Company"). In the event that the conditions to closing set forth in the Purchase Agreement are satisfied and the transactions contemplated by the Purchase Agreement are consummated, neither of which the Company can guarantee, the Company expects to receive approximate proceeds from the sale of the KiSS capital stock held by it to Cisco of between $3.0 million and $3.8 million.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sigma Designs, Inc.

By:	/s/ KIT TSUI

Kit Tsui
Chief Financial Officer and Secretary (Principal Financial Officer and Accounting Officer)

Date: August 2, 2005